EX-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 (No. 333-187275) filed with the SEC on March 15, 2013 and in the related Post-Effective Amendment No. 1, and the related Prospectus of Coca-Cola FEMSA, S.A.B. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Controladora Interamericana de Bebidas, S. de R.L. de C.V., Servicios Integrados Inmuebles del Golfo, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Yoli de Acapulco, S.A. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V. and Propimex, S. de R.L. de C.V., for the registration of debt securities, warrants, and guarantees of debt securities, and to the incorporation by reference therein of our reports dated March 14, 2013 with respect to the consolidated financial statements of Coca-Cola FEMSA, S.A.B. de C.V. and subsidiaries included in its report on Form 6-K dated November 8, 2013, and with respect to the effectiveness of internal control over financial reporting of Coca-Cola FEMSA, S.A.B. de C.V. and its subsidiaries included in its Annual Report on Form 20-F, for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

Mancera, S.C. A member practice of Ernst & Young Global

/s/ Adan Aranda Suarez
Adan Aranda Suarez

Mexico City, Mexico

November 8, 2013